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                                                                Exhibit 10.3

THE SECURITIES EVIDENCED BY THIS PROMISSORY NOTE AND ISSUABLE UPON EXERCISE OF THE CONVERSION RIGHTS (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAW AND ACCORDINGLY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED DIRECTLY OR INDIRECTLY IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE PARENT (AS DEFINED BELOW), THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED, (IV) COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR (V) COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.2 OF THE WARRANT (AS DEFINED BELOW) AS IF SUCH PROVISIONS WERE STATED TO BE EXPRESSLY APPLICABLE TO THIS PROMISSORY NOTE AND THE SHARES OF THE PARENT'S COMMON STOCK ISSUABLE UPON EXERCISE OF THE CONVERSION RIGHTS.


                                 PROMISSORY NOTE

$15,000,000                                             Date: June  6, 2001
                                                        Chicago, Illinois

        FOR VALUE RECEIVED, each of the undersigned, HYPERCOM CORPORATION, a Delaware corporation (the "PARENT"), HYPERCOM U.S.A., INC., a Delaware corporation ("USA") and HYPERCOM HORIZON, INC., a Missouri corporation ("HORIZON") (Parent, USA and Horizon, each a "BORROWER" and collectively, the "BORROWERS"), jointly and severally promise to pay to the order of MICHELLE INVESTMENTS LLC ("LENDER"; the Lender and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "HOLDER"), at Holder's principal office at 500 Skokie Blvd., Northbrook, Illinois 60062, or at such other address as Holder shall advise Borrowers from time to time, the principal sum of Fifteen Million Dollars ($15,000,000), at the rate of 7.5% per annum (the "INTEREST RATE"). The interest due under this Note shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

        Payments under this Note shall be paid to Holder daily in an amount equal to 100% of amounts paid by or on behalf of Concord Equipment Sales, Inc. ("CONCORD SALES") or its affiliates or successors the immediately preceding day under that certain agreement between Hypercom Transaction Systems Group, a division of USA ("SYSTEMS") and Concord Sales dated September 13, 2000 and any successor, renewal, substitute, replacement or amended agreement relating to the subject matter thereof between Systems, USA, Parent or any of their affiliates, on the one hand, and Concord Sales or any of its affiliates, on the other hand (the "CONCORD AGREEMENT"); however, in no event shall the aggregate payments made


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under this Note be less than: One Million Dollars ($1,000,000) as of the one month anniversary date of this Note; Two Million Dollars ($2,000,000) as of the two month anniversary date of this Note; Three Million Dollars ($3,000,000) as of the three month anniversary date of this Note; Four Million Dollars ($4,000,000) as of the four month anniversary date of this Note; Five Million Dollars ($5,000,000) as of the five month anniversary date of this Note; Seven Million Five Hundred Thousand Dollars ($7,500,000) of principal plus all accrued but then unpaid interest (the "MINIMUM SIXTH MONTH PAYMENT AMOUNT") as of the six month anniversary date of this Note; the Minimum Sixth Month Payment Amount plus One Million Dollars ($1,000,000) as of the seven month anniversary date of this Note; the Minimum Sixth Month Payment Amount plus Two Million Dollars ($2,000,000) as of the eight month anniversary date of this Note; the Minimum Sixth Month Payment Amount plus Three Million Dollars ($3,000,000) as of the nine month anniversary date of this Note; the Minimum Sixth Month Payment Amount plus Four Million Dollars ($4,000,000) as of the ten month anniversary date of this Note; the Minimum Sixth Month Payment Amount plus Five Million Dollars ($5,000,000) as of the eleven month anniversary date of this Note; and the entire unpaid principal balance of this Note plus all accrued but unpaid interest as of the one year anniversary date of this Note.

        This Note is given pursuant to that certain Loan and Security Agreement of today's date, executed by Borrowers and Lender (the "LOAN AGREEMENT") and is secured by the collateral as described and defined in the Loan Agreement and Holder is entitled to the benefit of all terms and provisions thereof. The Loan Agreement and other Loan Documents (as defined in the Loan Agreement) executed and delivered to Lender in connection with the Loan Agreement contain provisions for the acceleration of the maturity of this Note and payment of all unpaid principal and accrued interest shall be accelerated and become immediately due and payable in full as provided therein.

        Notwithstanding anything herein to the contrary, the aggregate principal amount due and owing hereunder shall not exceed $15,000,000.00. Upon satisfaction of Borrowers' obligations hereunder, Holder shall have no right to receive amounts otherwise due and owing any of the Borrowers under the Concord Agreement.

        If Holder has not received the full amount of any payment required hereunder other than the final principal and interest payment, by the end of three calendar days after the date it is due, Borrowers shall, jointly and severally, pay a late charge to the Holder in the amount of five percent (5%) of the overdue payment to compensate Holder for administrative expenses and other costs of delinquent payment. This late charge may be assessed without notice, shall be immediately due and payable and shall be in additional to all other rights and remedies available to Holder. Such late charge shall be in addition to and separate from any increase in interest due hereunder as a result of calculation of interest at the Default Rate, as hereinafter defined.

        Upon the occurrence of any Event of Default (as defined in the Loan Agreement), and after maturity, and continuing until this Note is paid in full, the principal hereof then outstanding shall bear interest (the "DEFAULT RATE") at the lesser of (i) 12% per annum or (ii)


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the maximum rate permissible by law.

        All payments and prepayments on account of the indebtedness evidenced by this Note shall be first applied to costs of collection and any other charges due hereunder or under the Loan Agreement, if any, then on accrued and unpaid interest on the unpaid principal balance of this Note and the remainder, if any, to said principal balance. That certain Warrant No. 1 (the "WARRANT") issued by Parent to Lender allows certain amounts otherwise due under this Note to be used for the acquisition of stock of the Parent ("CONVERSION RIGHTS"). Amounts used pursuant to the exercise of Conversion Rights shall be deemed payments hereunder on a dollar for dollar basis, but shall be applied in reverse order of maturity and shall not relieve the Borrowers from the obligation to timely pay any remaining amounts otherwise due hereunder. For example, if as of the one month anniversary of this Note no other payments of any sort had been made under this Note other than the exercise of One Million Five Hundred Thousand Dollars ($1,500,000) of Conversion Rights, the Borrowers would be in default hereunder for failure to make the minimum amount of payments due as of that date.

        Holder, in accepting this Note, hereby makes and affirms the representations made in SECTIONS 6.2(a) through (g), inclusive of the Warrant as if such representations were made with respect to this Note (with due regard to the need in applying such representations to (i) replace references therein to "this Warrant" with "this Note", and (ii) replace references therein to "Warrant Shares" with "shares of the Parent's Common Stock issuable upon exercise of the Conversion Rights."

        Borrowers may pre-pay this Note in part or in full, at any time and from time to time without premium or penalty.

        If Holder delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Holder's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Holder of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Holder. All of Holder's remedies in connection with this Note or under applicable law shall be cumulative, and Holder's exercise of any one or more of those remedies shall not constitute an election of remedies.

        This Note has been executed and delivered in Chicago, Illinois and shall be construed in accordance with, and governed by, the laws of the State of Illinois.

        In the event one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        BORROWERS HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR


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DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY AMENDMENT,
INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH OR RELATED TO THIS NOTE, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREE THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        Borrowers jointly and severally promise to pay all reasonable costs and expenses (including reasonable attorneys' fees and costs suffered or incurred by Holder) in collecting this Note or in enforcing any rights under the Loan Agreement including any collateral granted thereunder. Except for notice specifically required pursuant to the terms of the Loan Agreement, Borrowers severally waive any and all notice and other formalities in connection with this Note to the maximum extent allowed by law, including but not limited to notice of nonpayment, demand, diligence, notice of extension, presentment for payment, notice of dishonor, and protest of this Note.

        The obligations and liabilities under this Note of Borrowers shall be binding upon and enforceable against Borrowers, and their respective successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender, its successors and assigns.

        Borrowers agree that to the extent any Borrower makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "PREFERENTIAL PAYMENT"), then the indebtedness of Borrowers under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

        Without limiting the right of Holder to bring any action or proceeding against Borrowers or against any property of Borrowers (an "ACTION") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Borrowers severally irrevocably submit to the jurisdiction, process and venue of any Illinois State or Federal court sitting in Chicago, Illinois and hereby irrevocably agree that any Action may be heard and determined in such Illinois State court or in such Federal court. Borrowers severally and irrevocably waive, to the fullest extent they may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

        No provision contained herein which purports to obligate a Borrower to pay any amount of interest or other sums which is in excess of the maximum permitted by


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applicable law shall be effective to the extent that it calls for the payment of any interest or other sums in excess of such maximum. All agreements herein are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance Holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

        Time is of the essence hereof.

        Borrowers acknowledge and agree that the Loan which is evidenced by this Note constitutes a "business loan" under the provisions of 815 ILCS Section 205/4.

        All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notice.

                 THE FOLLOWING PAGE IS THE EXECUTION PAGE HEREOF


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        IN WITNESS WHEREOF, the undersigned have caused this Promissory Note to be executed.


HYPERCOM CORPORATION, a                      HYPERCOM U.S.A., INC., a Delaware
Delaware corporation                         corporation


By: /s/ Jonathon E. Killmer                  By: /s/ Jonathon E. Killmer
    -----------------------                      -----------------------
        Jonathon E. Killmer                          Jonathon E. Killmer
        its: Executive Vice President                its: Secretary

HYPERCOM HORIZON, INC., a Missouri
corporation


By: /s/ Jonathon E. Killmer
    -----------------------
        Jonathon E. Killmer
        its: Secretary


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